                                                                   EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-42194 of Pool Energy Services Co. on Form S-8 of our report dated June 4, 1999, appearing in this Annual Report on Form 11-K of the Pool Company 401(k) Savings Plan for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP
-------------------------

Houston, Texas
June 25, 1999